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                                                                     EXHIBIT 5.1

                       [O'MELVENY & MYERS LLP LETTERHEAD]

September 19, 2003

Ask Jeeves, Inc.
5858 Horton Street, Suite 350
Emeryville, California 94608


         RE: LEGALITY OF SECURITIES TO BE REGISTERED UNDER REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

      At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") of Ask Jeeves, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission, for the registration under the Securities Act of 1933, as amended, of $115,000,000 aggregate principal amount of the Company's Zero Coupon Convertible Subordinated Notes Due June 1, 2008 (the "Notes"), and shares of Common Stock, par value $.001, of the Company issuable upon conversion of the Notes (the "Shares"). The Notes were issued under an Indenture, dated as of June 4, 2003 (the "Indenture"), by and between the Company and The Bank of New York, as Trustee.

      In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents as we considered appropriate, including the Indenture. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. To the extent the Company's obligations depend on the enforceability of the Indenture against the other parties to the Indenture, we have assumed that the Indenture is enforceable against the other parties thereto.

      On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

      (i) The Notes have been duly authorized by all necessary corporate action on the part of the Company and are legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

      (ii) The Shares have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company and, upon conversion of the Notes and delivery of the Shares in accordance with the Indenture and the countersigning of the certificate or certificates representing the Shares by a duly authorized signatory of the registrar for the Company's Common Stock, the Shares will be validly issued, fully paid and nonassessable.

      Our opinion as to the enforceability of the Notes is subject to the unenforceability under certain circumstances of broadly stated or vaguely stated waivers or waivers of the rights granted by law where the waivers are against public policy or prohibited by law.

      We express no opinion concerning federal or state securities laws or regulations.
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      The law covered by this opinion is limited to the present federal laws of the United States and the present law of the States of California and New York and the present General Corporation Laws of Delaware. We express no opinion regarding the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement. This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purposes, or relied upon by any other person, firm or other entity for any purpose, without our prior written consent.

Respectfully submitted,

/s/ O'MELVENY & MYERS LLP